Exhibit 3.12

RENRE NORTH AMERICA HOLDINGS, INC.

f/k/a Renaissance U.S. Holdings, Inc.

(the “Corporation”)

Incorporated Under the Laws of

the State of Delaware

BY-LAWS

ARTICLE I

OFFICES

The registered office of the Corporation in Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle, and The Corporation Trust Company shall be the resident agent of the Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such day in such month, in such city and state and at such time and place as may be designated by the Board of Directors and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, or by the President, and shall be called by the President at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3. Notice of ,Meetings. Written notice of the time and place of any stockholders’ meeting, whether annual or special, shall be given to each stockholder entitled to vote at that meeting, by personal delivery or by mailing the same to him or her at his or her address as the same appears upon the records of the Corporation at least ten days but not more than sixty days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Further notice, if any, shall be given as may be required by law.

Section 4. Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws.

Section 5. Adjournment of Meetings. If less than a quorum is in attendance at the time for which a meeting is called, the meeting may adjourn by a majority vote of the stockholders present or represented by proxy and entitled to vote at the meeting, without notice other than announcement at such meeting, until a quorum is in attendance. Any meeting at which a quorum is present may also be adjourned in like manner and for the amount of time as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum is present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 6. Voting List. The Secretary shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. The list shall be subject to the inspection of any stockholder.

Section 7. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his or her name on the record of stockholders. At all meetings of stockholders, all matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 8. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders, and any adjournment of a meeting of stockholders, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give consent. Only the stockholders that are stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting of stockholders, and any adjournment of such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give any consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed in accordance with this Section 8.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken (i) is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted and (ii) is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent such be given to those stockholders who have not consented in writing.

Section 10. Conduct of Meetings. The Chairman of the Board of Directors, or in his or her absence the President or any Vice President designated by the Chairman of the Board, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of the meetings. The Secretary of the Corporation shall act as secretary of each meeting. In the absence of the Secretary at any such meeting, the Chairman of the Board may appoint any person to act as secretary of the meeting.

ARTICLE III

DIRECTORS

Section 1. Number and Qualifications. The Board of Directors shall consist initially of four (4) directors, and thereafter shall consist of the number as may be fixed from time to time by resolution of the Board. The directors need not be stockholders of the Directors.

Section 2. Election of Directors. The directors shall be elected by the stockholders at the annual meeting of stockholders.

Section 3. Duration of Office. The directors chosen at any annual meeting shall, except as otherwise provided in these By-Laws, hold office until the next annual election and until their successors are elected and qualify.

Section 4. Removal and Resignation of Directors. Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of a removed director shall immediately become vacant.

Any director may resign at any time. Such resignation shall take effect at the time specified in the resignation, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified in the resignation.

Section 5. Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided however, that the stockholders removing any director may at the same meeting fill the vacancy caused by the removal, and provided further, that if the directors fail to fill any vacancy, the stockholders may at any special meeting called for that purpose fill the vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before the increase.

Any person elected to fill a vacancy shall hold office, subject to the right of removal as provided in these By-Laws, until the next annual election and until his successor is elected and qualified.

Section 6. Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at any time as may be determined from time to time by resolution of the Board of Directors.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the President.

Section 8. Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting. Notice of any special meeting, and except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting, shall be mailed to each director addressed to him or her at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him or her at such place by telegraph, cable or facsimile, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9. Business Transacted at Meetings, etc. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum is present, whether the business or proposed action is stated in the notice of that meeting or not, unless special notice of such business or proposed action is required by statute.

Section 10. Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-Laws. The members of the Board shall act only as the Board and the individual members of the Board shall not have any powers in their individual capacities.

Section 11. Compensation. The directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 13. Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and this participation shall constitute presence in person at the meeting.

ARTICLE IV

COMMITTEES

Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the entire Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors.

Any person ceasing to be a director shall ipso, facto cease to be a member of the Executive Committee.

Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board of Directors.

Section 2. Other Committees. Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have powers and perform duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Any member of these committees may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

Section 3. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified in the resignation, or, if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified in the resignation.

Section 4. Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of the committee. The members of a committee shall act only as a committee, and the individual members of the committee shall not have any powers in their individual capacities.

Section 5. Record of Proceedings, etc. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 6. Organization, Meetings, Notices, etc. A committee may hold its meetings at the principal office of the Corporation, or at any other place that a majority of the committee may at any time agree upon. Each committee may make rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of a committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him or her at such place by telegraph, cable or facsimile, or delivered personally or by telephone not later than 24 hours before the time at which the meeting is to be held.

Section 7. Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V

OFFICERS

Section 1. Number. The officers of the Corporation shall be a Chairman, Chief Executive Officer and President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2. Election, Term of Office and Qualifications. The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each officer shall, except as otherwise provided in the By-Laws, hold office until his successor is chosen and. qualified. The Chairman of the Board of Directors, if any, shall be a director of the Corporation, and should he or she cease to be a director, he or she shall ipso facto cease to be Chairman. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers. Other officers, including one or more additional vice presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have powers and perform duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5. Resignation. Any officer of the Corporation may resign at any time. This resignation shall be in writing and take effect at the time specified in the resignation, or if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified in the resignation.

Section 6. Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 7. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8. Chairman of the Board of Directors. The Chairman of the Board of Directors (if one is elected) shall be a director and shall preside at all meetings of the Board of Directors at which he or she is present, and shall have the powers and perform the duties as may from time to time be assigned to him or her by the Board of Directors.

Section 9. President. The President shall, when present, preside at all meetings of the stockholders. The President shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. He or she shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all the powers and discharge the duties as usually pertain to the office of President.

Section 10. Vice Presidents. The Vice Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall also perform such other duties that may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 11. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee thereof in books provided for such purpose. He or she may affix the seal of the Corporation to all instruments to be executed on behalf of the Corporation under its seal. The Secretary shall perform the duties and have all other powers that are incident to the office of Secretary, or as may-from time to time be assigned to him or her by the Board of Directors, or as are prescribed by these By-Laws.

Section 12. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which may be delivered into his possession. He or she may endorse on. behalf of the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. He or she shall enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors shall render statements of the accounts. The Treasurer shall perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors.

ARTICLE VI

CAPITAL STOCK

Section 1. Issue of Certificates of Stock. Certificates of capital stock shall be in the form approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, or the President or one of the Vice Presidents, and the Secretary or the Treasurer. Any or all the signatures on the certificate may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been placed on any certificate or certificates ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before that certificate or certificates are delivered or issued by the Corporation, that certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed that certificate or certificates, or whose facsimile signature or signatures is used thereon have not ceased to be an officer or officers of the Corporation.

Section 2. Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering the shares and the dates of issue of the certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders of the shares in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

The Board of Directors may make other rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of the new certificate and against all other liability in the premises, or may remit the owner to any remedy or remedies he or she may have under the laws of the State of Delaware.

ARTICLE VII

DIVIDENDS, SURPLUS, ETC.

Section 1. General Discretion of Directors. The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

Section 2. Corporate Seal. The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Notices. Except as otherwise expressly provided, any notice required to be given by these By-Laws shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to notice at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to that person at that address, or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice shall be deemed to be given at the time it is mailed, telegraphed or cabled, or sent by facsimile.

Section 4. Waiver of Notice. Any stockholder or director may at any time, by writing or by telegraph, cable or facsimile transmission, waive any notice required to be given under these By-Laws, and if any stockholder or director is present at any meeting his presence shall constitute a waiver of notice.

Section 5. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by an officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 6. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in a bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of the deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

Section 7. Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors or the Executive Committee, the President or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any such meeting of the stockholders of any corporation of which the Corporation is a stockholder, and to execute a proxy to any other person to represent the Corporation at any meeting, and at any meeting of the stockholders of any corporation of which the Corporation is a stockholder. The President or the Treasurer or the holder of any proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of the stock which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

Section 8. Indemnification of Officers and Directors. The Corporation shall indemnify any and all of its directors and officers, including former directors and/or officers, including those serving as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE IX

AMENDMENTS

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-Laws, provided, however, that the stockholders shall have the power to rescind, alter, amend or repeal any By-Laws made by the Board of Directors, and to enact By-Laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.